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                                                                     EXHIBIT 4.2

                            SUBSCRIPTION SUPPLEMENT


         This Subscription Supplement (the "Subscription Supplement"), containing terms applicable to the Subscription Document, has been incorporated by reference into the Subscription Document accompanying the Private Placement Memorandum of SI Technologies, Inc. dated March 16, 1998. Each investor should therefore carefully review this Subscription Supplement before signing the Subscription Document. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Memorandum (as defined below).

         1. Subscription For Units. I subscribe for the number of Units of SI Technologies, Inc., a Delaware corporation (the "Company"), set forth in the Subscription Document, priced at $25,000 per Unit.

         2. Review of Memorandum. I HAVE CAREFULLY REVIEWED THE PRIVATE PLACEMENT MEMORANDUM OF SI TECHNOLOGIES, INC., DATED MARCH 16, 1998, IN CONNECTION WITH THE OFFERING OF UNITS AND ANY SUPPLEMENT(S) THERETO PROVIDED BY THE COMPANY (COLLECTIVELY THE "MEMORANDUM"). I HAVE BEEN FURNISHED WITH AND HAVE CAREFULLY READ THE DOCUMENTS REFERENCED IN THE MEMORANDUM AND I AM A SUITABLE INVESTOR AS DESCRIBED IN THE MEMORANDUM.

         3. Irrevocability of Subscription. I agree to pay for the Units in the manner set forth in the Subscription Document. I agree that this subscription is and shall be irrevocable, but my obligations hereunder will terminate if this subscription is not accepted by the Company.

         4. Illiquid Investment. I understand that investment in the Units is an ILLIQUID INVESTMENT. In particular, I recognize that I must bear the economic risk of investment in the Units for an indefinite period of time, since neither the Shares, the Warrants nor the Warrant Shares have been registered under the Securities Act of 1933 as amended (the "Securities Act") and therefore cannot be sold unless either they are subsequently registered under the Securities Act or an exemption from such registration is available and a favorable opinion of counsel satisfactory to the Company to that effect is obtained (if requested by the Company).

         5. Consent to Legends. I consent to the affixing by the Company of such legends on certificates representing the Shares, the Warrants and the Warrant Shares as any applicable federal or state securities law may require from time to time.

         6. Subscriber's Representations and Warranties. I represent and warrant to the Company that:

                  (a) The financial information provided in the Subscription Document is complete, true and correct;

                  (b) I and my investment advisors, if any, have CAREFULLY REVIEWED AND UNDERSTAND the risks of, and other considerations relating to, a purchase of Units, including, but not limited to, the risks set forth under "RISK FACTORS" in the Memorandum;



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                  (c) I and my investment advisors, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the offering and sale of the Units and anything else set forth in the Memorandum;

                  (d) Neither I nor my investment advisors, if any, have been furnished any offering literature by the Company or any of its affiliates, associates or agents other than the Memorandum, and the documents referenced therein;

                  (e) I am acquiring the Units for which I am subscribing for my own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Shares, the Warrants or the Warrant Shares;

                  (f) The undersigned, if a corporation, partnership, trust or other form of business entity, (i) is authorized and otherwise duly qualified to purchase and hold the Units, (ii) has obtained such additional tax and other advice that it has deemed necessary, (iii) has its principal place of business at its address set forth in this Subscription Document, and (iv) has not been formed for the specific purpose of acquiring the Units (although this may not necessarily disqualify the subscriber as a purchaser). The persons executing the Subscription Document, as well as all other documents related to the offering of Units contemplated by the Memorandum (the "Offering"), represent that they are duly authorized to execute all such documents on behalf of the entity. (If the undersigned is one of the aforementioned entities, it agrees to supply to the Company any additional written information that may be required.);

                  (g) All of the information which I have furnished to the Company or which is set forth in the Subscription Document (including this Subscription Supplement) is correct and complete as of the date of the Subscription Document. If any material change in this information should occur prior to my subscription being accepted, I will immediately furnish the revised or corrected information to the Company;

                  (h) I further agree to be bound by all of the terms and conditions of the Offering described in the Memorandum; and

                  (i) I am the only person with a direct or indirect interest in the Units subscribed for by the Subscription Document.

         7. Certification of Information. I certify, to the best of my information and belief, that the above information that I have supplied is true and correct in all material respects.

         8. Indemnification of Company. I agree to indemnify and hold harmless the Company, The Boston Group, L.P. and their respective officers, directors, agents, attorneys, accountants and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Supplement or the Subscription Document, or by reason of any breach of the representations and warranties made by the



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undersigned herein or in the undersigned's related Subscription Document, or in any document provided by the undersigned to the Company.

         9. Nontransferability of Subscription. This subscription is not transferable or assignable by me without the written consent of the Company.

         10. Subscribers' Joint and Several Liability. If more than one person is executing the Subscription Document, the obligations of each shall be joint and several and the representations and warranties contained in this Subscription Supplement and related Subscription Document shall be deemed to be made by, and be binding upon, each of these persons and his or her heirs, executors, administrators, successors and assigns.

         11. Successors and Assigns. This subscription, upon acceptance by the Company, shall be binding upon my heirs, executors, administrators, successors and assigns.

         12. Governing Law. This Subscription Supplement and related Subscription Document shall be construed in accordance with and governed in all respects by the laws of the State of Delaware.

         13. Registration Rights. I acknowledge and agree that I will have the registration rights set forth in the Registration Rights Agreement to be executed by me and the Company with respect to the Shares and the Warrant Shares and that other investors in the Offering will execute the Registration Rights Agreement as well.

         14. Lock Up. I acknowledge and agree that I shall be subject to a lock-up agreement with the Dealer Manager restricting me from disposing of Shares or Warrant Shares until the first anniversary of the initial closing of the Offering without the Dealer Manager's prior written consent. Such "lock-up" agreement shall be in form and substance satisfactory to the Dealer Manager. Furthermore, any sales of Shares or Warrant Shares by any investor shall be effected through the Dealer Manager or any other broker authorized by the Dealer Manager as its broker in connection such sale and shall be subject to its customary brokerage commissions in compliance with applicable regulations of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission. An appropriate legend shall be marked on the stock certificates representing all Shares and Warrant Shares subject to such "lock-up" agreements.



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